Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 155 to the Registration Statement on Form N–1A of Fidelity Income Fund: Fidelity Total Bond Fund of our report dated October 16, 2019; Fidelity Government Income Fund, Fidelity Intermediate Government Income Fund, and Fidelity Flex Core Bond Fund of our reports dated October 17, 2019; Fidelity Series Government Bond Index Fund of our report dated October 18, 2019,  relating to the financial statements and financial highlights included in the August 31, 2019 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 22, 2019